Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

New York, NY - February 16, 2017 - Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB) today reported financial results for its fourth quarter and year-ended December 31, 2016.
Fourth Quarter Results

•	Total member count decreased 1,000 to 544,000 during Q4 2016 compared to an increase of 9,000 in Q4 2015.

•	Membership monthly attrition averaged 3.5% per month in Q4 2016 compared to 3.4% per month in Q4 2015.

•
Q4 2016 net loss was $259,000, or $0.01 loss per share, compared to Q4 2015 net income of $87.0 million, or $3.47 diluted earnings per share. Net income for Q4 2015 included a gain on the previously completed sale of the East 86th Street property of $77.1 million ($73.6 million was non-cash), gain on extinguishment of debt of $17.9 million and gain related to a lease termination of $3.0 million.

•	Adjusted EBITDA was $12.3 million in Q4 2016, an increase of 23.7% compared to Adjusted EBITDA of $10.0 million in Q4 2015 (refer to the reconciliation at the end of this earnings release).
Full Year Results

•	Total member count increased 3,000 to 544,000 during 2016 compared to an increase of 64,000 in 2015. (2015 member count increase was associated with the roll out of the lower pricing model).

•	Membership monthly attrition averaged 3.7% per month in 2016 compared to 3.9% per month in 2015.

•
2016 net income was $8.0 million, or $0.31 diluted earnings per share, compared to 2015 net income of $21.2 million, or $0.84 diluted earnings per share. Net income for 2016 included a gain on extinguishment of debt of $37.9 million and a non-cash fixed asset impairment charge of $742,000. Net income for 2015 included a gain on the previously completed sale of the East 86th Street property of $77.1 million ($73.6 million was non-cash), gain on extinguishment of debt of $17.9 million, gain related to a lease termination of $3.0 million, non-cash goodwill impairment charge of $31.6 million and non-cash fixed asset impairment charge of $14.6 million.

•	Adjusted EBITDA was $40.9 million in 2016, an increase of 41.7% compared to Adjusted EBITDA of $28.8 million in 2015 (refer to the reconciliation at the end of this earnings release).

Patrick Walsh, Chairman and Chief Executive Officer of TSI, commented: “2016 was an extraordinary year for our Company.  I want to thank the 7,500 plus TSI team members that delivered exceptional results this past year.  During the fourth quarter, Adjusted EBITDA increased 23.7% from the prior year to $12.3 million. The Company's profitability continued to improve throughout the year with the fourth quarter's Adjusted EBITDA margin increasing to 12.8%. The Company's improvement in profitability is a material achievement given the margin pressure from declining revenues. The annual Chairman's letter will be released on February 27, 2017 and posted on the Company's website and will provide further commentary on the business.”
Total revenue for Q4 2016 was $96.1 million compared to $100.8 million for Q4 2015. Revenue decreased approximately $3.2 million at closed club locations and approximately $2.3 million at our clubs operating longer than 24 months. These decreases were partially offset by an $836,000 increase in revenue from clubs opened in the last 24 months.

Q4 2016 vs. Q4 2015
(in millions)
Membership revenue	$74.7 vs. $76.9 (down 2.8%)
Personal training revenue	$15.4 vs. $17.7 (down 12.7%)
Total operating expenses for Q4 2016 was $94.7 million compared to $24.6 million for Q4 2015. Q4 2015 included a gain on the previously completed sale of the East 86th Street property of $77.1 million ($73.6 million was non-cash) and a $3.0 million net gain related to the termination of a lease for a planned club opening that was not yet effective. Excluding these charges, operating expenses decreased $10.1 million primarily reflecting the results of our cost-savings initiatives and club closures; in particular, overhead and club level savings as well as General and administrative expenses.

Q4 2016 vs. Q4 2015
(in millions)
Payroll and related	$33.8 vs. $40.0 (down 15.5%)
Club operating	$44.7 vs. $45.3 (down 1.3%)
General and administrative	$5.5 vs. $7.5 (down 27.2%)
Total cash and total debt as of December 31, 2016 was $45.6 million and $202.0 million, respectively, and total cash and total debt as of December 31, 2015 was $76.2 million and $275.4 million, respectively. The decrease in both total cash and total debt was primarily due to the purchases of long-term debt. In Q2 2016, TSI Holdings purchased a total of $71.1 million principal amount of debt outstanding under the 2013 Senior Credit Facility for $29.8 million, or an average of 42% of face value. The purchased debt was transferred to Town Sports International, LLC and canceled upon settlement.
Forward-Looking Statements:
This release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding future financial results and performance, potential sales revenue, potential club closures, results of cost savings initiatives, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the success of our pricing strategy, the geographic concentration of the Company’s clubs, competitive pressure, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, outsourcing of certain aspects of our business, environmental matters, the application of Federal and state tax laws and regulations, any security and privacy breaches involving customer data, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is one of the leading owners and operators of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 150 fitness clubs as of December 31, 2016, comprising 102 New York Sports Clubs, 28 Boston Sports Clubs, 12 Washington Sports Clubs (one of which is partly-owned), five Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 544,000 members as of December 31, 2016. For more information on TSI, visit http://investor.mysportsclubs.com.
Until further notice, the Company will not be hosting conference calls to discuss quarterly results. The Company intends to continue to issue press releases reporting quarterly and annual earnings.
From time to time the Company may use its Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://investor.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about the Company by enrolling through the “Email Alerts” section at http://investor.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(917) 765-9974
Investor.relations@town-sports.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 and December 31, 2015
(All figures in thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$45,596	$76,217
Accounts receivable, net	1,221	1,923
Inventory	238	337
Deferred tax assets	—	1,549
Prepaid corporate income taxes	1,505	6,895
Prepaid expenses and other current assets	10,274	13,170
Total current assets	58,834	100,091
Fixed assets, net	170,580	195,341
Goodwill	1,008	1,025
Intangible assets, net	135	171
Deferred tax assets	—	219
Deferred membership costs	1,092	3,029
Other assets	4,229	3,225
Total assets	$235,878	$303,101
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$2,082	$2,810
Accounts payable	2,477	2,615
Accrued expenses	25,907	26,129
Accrued interest	119	129
Deferred revenue	34,572	40,225
Deferred tax liabilities	—	236
Total current liabilities	65,157	72,144
Long-term debt	194,743	263,930
Deferred lease liabilities	49,660	51,136
Deferred tax liabilities	61	1,593
Deferred revenue	440	319
Other liabilities	11,487	10,224
Total liabilities	321,548	399,346
Stockholders’ deficit:
Common stock	24	24
Additional paid-in capital	(6,261)	(8,386)
Accumulated other comprehensive loss	(168)	(523)
Accumulated deficit	(79,265)	(87,360)
Total stockholders’ deficit	(85,670)	(96,245)
Total liabilities and stockholders’ deficit	$235,878	$303,101

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2016 and 2015
(All figures in thousands except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Club operations	$94,502	$99,321	$390,560	$418,069
Fees and other	1,605	1,518	6,361	6,254
	96,107	100,839	396,921	424,323
Operating Expenses:
Payroll and related	33,827	40,012	149,029	175,898
Club operating	44,739	45,339	185,104	196,725
General and administrative	5,486	7,539	24,702	30,683
Depreciation and amortization	10,630	11,845	43,727	47,887
Impairment of fixed assets	—	—	742	14,571
Impairment of goodwill	—	—	—	31,558
Gain on sale of building	—	(77,146)	—	(77,146)
Gain on lease termination	—	(2,967)	—	(2,967)
	94,682	24,622	403,304	417,209
Operating income (loss)	1,425	76,217	(6,383)	7,114
Gain on extinguishment of debt	—	(17,911)	(37,893)	(17,911)
Interest expense	3,194	5,017	13,940	20,579
Interest income	—	—	(2)	—
Equity in the earnings of investees and rental income	(41)	(600)	(242)	(2,361)
(Loss) income before (benefit) provision for corporate income taxes	(1,728)	89,711	17,814	6,807
(Benefit) provision for corporate income taxes	(1,469)	2,715	9,771	(14,351)
Net (loss) income	$(259)	$86,996	$8,043	$21,158
(Loss) earnings per share:
Basic	$(0.01)	$3.50	$0.31	$0.86
Diluted	$(0.01)	$3.47	$0.31	$0.84
Weighted average number of shares used in calculating (loss) earnings per share:
Basic	25,809,667	24,857,928	25,568,371	24,630,898
Diluted	25,809,667	25,049,813	26,074,735	25,114,057

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss (Income) to EBITDA and Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2016 and 2015
(All figures in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(259)	$86,996	$8,043	$21,158
Interest expense, net of interest income	3,194	5,017	13,938	20,579
(Benefit) provision for corporate income taxes	(1,469)	2,715	9,771	(14,351)
Depreciation and amortization	10,630	11,845	43,727	47,887
EBITDA	12,096	106,573	75,479	75,273
Gain on extinguishment of debt	—	(17,911)	(37,893)	(17,911)
Impairment of fixed assets	—	—	742	14,571
Impairment of goodwill	—	—	—	31,558
Gain on sale of building	—	(77,146)	—	(77,146)
Gain on lease termination	—	(2,967)	—	(2,967)
Separation expense related to headcount reductions and former executive officers	107	844	2,042	4,039
Net costs related to closing clubs and other cost savings initiatives	129	1,217	513	3,209
Non-cash rental income from former tenant (1)	—	(450)	—	(1,926)
Rent related to building financing arrangement (2)	—	(187)	—	(750)
Legal and other costs in connection with changes to the Board of Directors	—	—	—	899
Adjusted EBITDA	$12,332	$9,973	$40,883	$28,849

(1)	Represents non-cash rental income from our former tenant in connection with the East 86th Street building financing arrangement.

(2)	Rent paid in connection with our previously owned club at the East 86th Street property was recorded as interest expense on the consolidated statement of operations.

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) plus interest expense (net of interest income), provision (benefit) for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is the Company’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, gain (loss) on extinguishment of debt, net occupancy gain (loss) related to closing clubs and other cost-savings initiatives and separation expense related to headcount reductions and former executive officers. In 2015, Adjusted EBITDA also excludes gain on sale of building, gain on lease termination, legal and other costs in connection with changes to the Board of Directors, non-cash rental income from a former tenant and rent related to building financing arrangement. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
Investors or prospective investors in the Company regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which the Company’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.
The purposes to which EBITDA may be used by investors, and is used by our management and board of directors, include the following:

•	The Company is required to comply with financial covenants and borrowing limitations that are based on variations of EBITDA as defined in our 2013 Senior Credit Facility, as amended.

•
Our discussions with prospective lenders and investors in recent years, including in relation to our 2013 Senior Credit Facility, have confirmed the importance of EBITDA in their decision-making processes relating to the making of loans to us or investing in our debt securities.

•	The Company uses EBITDA as a key factor in determining annual incentive bonuses for executive officers (as discussed in our proxy statement).

•	The Company considers EBITDA to be a useful supplemental measure to GAAP financial data because it provides a performance measure to assess results without regard to capital structure and taxes.

•	Quarterly, equity analysts who follow our company often report on our EBITDA with respect to valuation commentary.
Adjusted EBITDA has similar uses and limitations as EBITDA. We have excluded additional items in the calculation of Adjusted EBITDA because management believes that this metric is useful in making period to period comparisons of our performance. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.
Adjusted EBITDA margin is calculated as Adjusted EBITDA over total revenue.